Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Exhibit 10.8(c)
CONFIDENTIAL DOCUMENT

AMENDMENT TO
SERVICES AGREEMENT
(Specialty Pharmacy and Hub Services)

This Amendment to the Services Agreement (this “Amendment”) is made and entered into as of May 31, 2011 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and US BIOSERVICES CORPORATION (“US Bio”).

WHEREAS, Dyax and US Bio entered into that certain Services Agreement, dated November 19, 2009 (the “Agreement”), pursuant to which US Bio is to provide services to Dyax in connection with the product Kalbitor® (ecallantide); and

WHEREAS, pursuant to and in accordance with Section 8.1 of the Agreement, the parties desire to add a new Statement of Work to the Agreement to cover additional services provided by US Bio as of the Amendment Effective Date in the manner and upon the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.           Amendments.

In accordance with Section 17.5 of the Agreement, Exhibit B-5 is hereby added to the Agreement and attached hereto.

3.           No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed and delivered, remains in full force and effect.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.           Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.           Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

US Bioservices Corporation		Dyax Corp.

By:	/s/ Craig Miller	By:	/s/ Ivana Magovčević-Liebisch
Name:	Craig Miller	Name:	Ivana Magovčević-Liebisch
Title:	President	Title:	Executive Vice President Corporate Development and General Counsel

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

EXHIBIT B-5

Statement of Work for Kalbitor Access Expanded Copay Program

[*****]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.